Exhibit 32.2
August 15, 2005
VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Segue Software, Inc. Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Ladies and Gentlemen:
     In connection with the annual report of Segue Software, Inc. (the “Company”) on Form 10-Q for the quarterly period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael F. Sullivan, Chief Financial Officer of the Company hereby certify that:
     1. the Company’s Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed a part of the Report.

Sincerely,
/s/ Michael F. Sullivan
Michael F. Sullivan
Chief Financial Officer